Exhibit 11.0

              Statement regarding Computation of Per Share Earnings





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                                  Exhibit 11.0

                    SECURITY OF PENNSYLVANIA FINANCIAL CORP.
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                        THREE MONTHS ENDED MARCH 31, 2000



                                                    Three Months Ended
                                               --------------------------------
                                               March 31, 2000     March 31, 1999
                                               --------------    --------------
Net Income ..................................    $   204,560     $   246,969
                                                 -----------     -----------
Total shares outstanding ....................      1,587,000       1,587,000
Less:
Weighted treasury shares ....................       (230,115)           --
Unallocated shares held by ESOP at
beginning of period .........................       (119,383)       (126,960)
Weighted shares acquired for stock benefit
plans .......................................        (26,211)           --
Plus:  Weighted average ESOP shares released
or committed to be released during the fiscal
year ........................................             19             915
                                                 -----------     -----------
   Basic weighted average total shares
   outstanding ..............................      1,211,310       1,460,955
                                                 -----------     -----------
Basic earnings per share ....................    $      0.17     $      0.17
                                                 ===========     ===========


Basic weighted average total shares
outstanding .................................      1,211,310       1,460,955
Plus dilutive effect of stock awards ........         89,691            --
                                                 -----------     -----------
Dilutive shares outstanding .................      1,301,001       1,460,955
                                                 -----------     -----------
Dilutive earnings per shares ................    $      0.16     $      0.17
                                                 ===========     ===========
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
                                  Exhibit 11.0

                    SECURITY OF PENNSYLVANIA FINANCIAL CORP.
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                        NINE MONTHS ENDED MARCH 31, 2000

                                                     Nine Months Ended
                                               --------------------------------
                                               March 31, 2000     March 31, 1999
                                               --------------    --------------

Net Income (Loss) ...........................    $   696,100     $  (30,976)
                                                 -----------     ----------
Total shares outstanding ....................      1,587,000           --
Less:
Weighted treasury shares ....................       (113,110)          --
Unallocated shares held by ESOP at beginning
of period ...................................       (122,735)          --
Weighted shares acquired for stock benefit
plan ........................................         (8,674)          --
Plus:  Weighted average ESOP shares released
or committed to be released during the fiscal
year ........................................          1,671           --
                                                 -----------
   Basic weighted average total shares
   outstanding ..............................      1,344,152           --
                                                 -----------
Basic earnings per share ....................    $      0.52           N/A
                                                 ===========


Basic weighted average total shares
outstanding .................................      1,344,152           --
Plus dilutive effect of stock awards ........         72,154           --
                                                 -----------
Dilutive shares outstanding .................      1,416,306           --
                                                 -----------
Diluted earnings per share ..................    $      0.49           N/A
                                                 ===========

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